SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


     Date of Report (Date of earliest event reported): June 25, 2003


                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                    23-2170505
-----------------------------------          -------------------------------
(State of Incorporation)                 (IRS Employer Identification Number)


                               352 Stokes Road
                                  Suite 200
                          Medford, New Jersey  08055
                  (Address of principal executive offices)

                    Telephone Number:  (609) 953-0044




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ITEM 5. OTHER EVENTS

Canterbury Consulting Group, Inc. received a $355,000 private placement for the Company in the form of a 7 3/4% Senior Convertible Promissory Note. Four $35,500 notes were purchased by affiliates of the Company and six notes were purchased by non-affiliates. The net proceeds of this private placement will be used for working capital. Each note converts into Canterbury restricted common stock at $.355 per share and the note, if not converted into restricted common stock before then, matures in 36 months with interest payable quarterly. The debt is subordinate to all current and future bank debt, but is senior to all other current and future Company indebtedness.




                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: June 25, 2003